Exhibit 10.1
AMENDMENT 1 TO THE EQUITY PURCHASE AGREEMENT
This AMENDMENT 1 TO THE EQUITY PURCHASE AGREEMENT (this “Amendment”), is entered into as of January 31, 2025, by and among Spruce Bidco I, Inc., a Delaware corporation (“US Bidco I”), Spruce Bidco II, Inc., a Delaware corporation (“US Bidco II”), Spruce Bidco I Limited, an Irish corporation (“Irish Bidco”), and CP Spruce Holdings, S.C.Sp, a Luxembourg special limited partnership (société en commandite spéciale) having its registered office at 2 avenue Charles de Gaulle, L-1653 Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B288011, represented by its managing general partner (associé commandité gérant) CP VIII Spruce GP S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) having its registered office at 2 avenue Charles de Gaulle, L-1653 Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B287936 (“Lux Bidco”, together with US Bidco I, US Bidco II and Irish Bidco, “Buyer”), and Baxter International Inc., a Delaware corporation (“Seller”).
W I T N E S S E T H:
WHEREAS, Seller and Buyer are parties to that certain Equity Purchase Agreement, dated as of August 12, 2024, by and between Seller and Buyer (the “Purchase Agreement”);
WHEREAS, pursuant to Section 8.1 (Amendment; Waiver) of the Purchase Agreement, the Purchase Agreement may be amended by an instrument in writing signed by each of the Parties;
WHEREAS, each of the Parties desires to amend the Purchase Agreement as described below by entering into this Amendment;
NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound, agree as follows:
Section 1.1 Defined Terms. Unless context otherwise requires, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.
Section 1.2Amendments. Seller and Buyer hereby agree that, pursuant to Section 8.1 (Amendment; Waiver) of the Purchase Agreement, the Purchase Agreement is hereby amended as follows:
(a)Section 1.2(a) of the Purchase Agreement is hereby amended by replacing the second last sentence with the following:

“The Closing will be effective as of 11:59 p.m. Eastern Time on the Closing Date (the “Effective Time”).”
(b)The definition of “Cash” is hereby amended and restated as follows:
““Cash” means, as of any specified time, all cash and cash equivalents, currency on hand, cash balances in deposits with banks or financial institutions, negotiable instruments, checks, money orders, marketable securities, short-term instruments and other cash equivalents (to the extent convertible to cash within ninety (90) days), in each case, of the Business and the Vantive Group Entities determined in accordance with the Accounting Principles; provided, that Cash shall (without duplication) (a) be increased by checks, drafts, wires and other similar instruments in transit that have been received and deposited but have not cleared into the bank accounts of, the Business (to the extent the respective amounts of such checks, drafts, wires and other similar instruments are not included in the calculation of Net Working Capital), (b) be reduced by the aggregate amount of all checks, drafts, wires and other similar instruments issued and outstanding but uncleared as of such time (to the extent the respective amounts of such checks, drafts and other similar instruments are not included in the calculation of Net Working Capital), (c) exclude any cash and cash equivalents which is not freely usable because it is subject to restrictions or limitations on use or distribution by Contract, Law or Order, calculated in accordance with the Accounting Principles, other than Foreign Restricted Cash; provided that, for purposes of this item (c), such cash and cash equivalents shall be excluded solely to the extent of such restriction or limitation, and (d) be reduced for any applicable amounts (i) distributed or otherwise paid to Seller prior to the Effective Time, (ii) used to repay Indebtedness or Seller Transaction Expenses (but solely to the extent such repayment reduces Closing Indebtedness or Closing Seller Transaction Expenses for purposes of this Agreement) or to settle or otherwise eliminate intercompany balances and accounts pursuant to Section 4.21(a), in each case, prior to the Effective Time or (iii) distributed or otherwise paid to Seller or its Subsidiaries (other than the Vantive Group Entities) after the Closing pursuant to Section 4.20(g). Notwithstanding the foregoing or anything else contained in this Agreement, the calculations of Cash, Closing Cash Consideration, Final Cash Consideration, Excess Closing Cash, Estimated Cash Adjustment and Closing Cash Adjustment shall be prepared excluding any actions taken by Buyer or any of its Affiliates at or following the Closing and prior to the Effective Time (including any payments or contributions from Buyer or any of its Affiliates or any use of cash on balance sheet by Buyer or any of its Affiliates on the Closing Date).”
(c)The definition of “Closing Cash Adjustment” is hereby amended and restated as follows:

““Closing Cash Adjustment” means the aggregate (which may be positive or negative) of the results of the following sums, calculated in respect of each of the jurisdictions specified in Section A.13 of the Seller Disclosure Letter: (i) the Closing Cash in such jurisdiction, minus (ii) the Minimum Cash Target for such jurisdiction, which Cash amounts shall in each case be calculated in U.S. dollars and in accordance with the Accounting Principles; provided, however, that if the Closing Cash in any jurisdiction exceeds the “Maximum Cash” for such jurisdiction in Section A.13 of the Seller Disclosure Letter, then the Closing Cash for such jurisdiction shall be capped at such “Maximum Cash”. For the avoidance of doubt, (x) the term “Maximum Cash” shall be determined on an aggregate basis for the jurisdictions included in Group A as set forth in Appendix A.13, as amended hereby and (y) to the extent that the aggregate Closing Cash Adjustment is positive, it shall be an increase to Final Cash Consideration, and to the extent the aggregate Closing Cash Adjustment is negative, it shall be a deduct to Final Cash Consideration.”
(d)The definition of “Estimated Cash Adjustment” is hereby amended and restated as follows:
““Estimated Cash Adjustment” means the aggregate (which may be positive or negative) of the results of the following sums, calculated in respect of each of the jurisdictions specified in Section A.13 of the Seller Disclosure Letter: (i) the Estimated Cash in such jurisdiction, minus (ii) the Minimum Cash Target for such jurisdiction, which Cash amounts shall in each case be calculated in U.S. dollars and in accordance with the Accounting Principles; provided, however, that if the Estimated Cash in any jurisdiction exceeds the “Maximum Cash” for such jurisdiction in Section A.13 of the Seller Disclosure Letter, then the Estimated Cash for such jurisdiction shall be capped at such “Maximum Cash”. For the avoidance of doubt, (x) the term “Maximum Cash” shall be determined on an aggregate basis for the jurisdictions included in Group A as set forth in Appendix A.13, as amended hereby and (y) to the extent that the aggregate Estimated Cash Adjustment is positive, it shall be an increase to Closing Cash Consideration, and to the extent the aggregate Estimated Cash Adjustment is negative, it shall be a deduct to Closing Cash Consideration.”
(e)The definition of “Excess Closing Cash” is hereby amended and restated as follows:
““Excess Closing Cash” means, with respect to any Excess Cash Jurisdiction, the amount by which Closing Cash in such jurisdiction exceeds the “Maximum Cash” for such jurisdiction in Section A.13, which amount shall be a fixed functional currency equivalent of such U.S. dollar excess amount calculated as of the Closing Date using the relevant exchange rate published in Bloomberg on the Business Day immediately prior to Closing Date. For the avoidance of doubt, in respect of the jurisdictions included in Group A as set forth in Appendix A.13, as amended hereby, there shall not be any Excess Closing Cash unless the total Closing Cash for Group A exceeds $180 million, and then any such excess shall be determined on a jurisdiction-by-jurisdiction basis (not as a grouping).”
(f)The definition of “Estimated Closing Statement” is hereby amended and restated as follows:
““Estimated Closing Statement” means the written statement delivered pursuant to Section 1.4(a), setting forth Seller’s good-faith calculations of the Closing Cash Consideration determined in accordance with the Accounting Principles, which shall take into account, and set forth as separate line items, all items establishing the basis for such calculations, including (i) a good-faith calculation of the Net Working Capital as of the Effective Time (which shall be prepared in a format consistent with Exhibit I) (the “Estimated Net Working Capital”) and (ii) good-faith estimates of Cash as of the Effective Time (“Estimated Cash”), the Estimated Cash Adjustment, Indebtedness as of immediately prior to the Closing (“Estimated Indebtedness”) and Seller Transaction Expenses as of immediately prior to the Closing (“Estimated Seller Transaction Expenses”), in each case, assuming that the Pre-Closing Reorganization occurs as of immediately prior to the Closing. Notwithstanding the foregoing or anything else contained in this Agreement, the Estimated Closing Statement shall be prepared excluding any actions taken by Buyer or any of its Affiliates at or following the Closing and prior to the Effective Time.”
(g)The definition of “Post-Closing Statement” is hereby amended and restated as follows:
““Post-Closing Statement” means the written statement delivered pursuant to Section 1.4(b)(i), setting forth Seller’s good-faith calculations of the Final Cash Consideration and the Post-Closing Adjustment in a manner consistent with the Accounting Principles, which shall take into account, and set forth as separate line items, all items establishing the basis for such calculations, including (i) a good-faith calculation of the Net Working Capital as of the Effective Time (which shall be prepared in a format consistent with Exhibit I) (the “Closing Net Working Capital”) and (ii) the amount of Cash as of the Effective Time (“Closing Cash”), Closing Cash Adjustment, Indebtedness as of immediately prior to the Closing (“Closing Indebtedness”) and Seller Transaction Expenses as of immediately prior to the Closing (“Closing Seller Transaction Expenses”), in each case, assuming that the Pre-Closing Reorganization occurs as of immediately prior to the Closing. Notwithstanding the foregoing or anything else contained in this Agreement, the Post-Closing Statement shall be prepared excluding any actions taken by Buyer or any of its Affiliates at or following the Closing and prior to the Effective Time.”
(h)The definition of “Indebtedness” is hereby amended by adding the following as a new last sentence:
“Notwithstanding the foregoing or anything else contained in this Agreement, the calculations of Indebtedness, Estimated Indebtedness and Closing Indebtedness shall be prepared excluding any actions taken by Buyer or any of its Affiliates at or following the Closing and prior to the Effective Time (including any payoff of any Indebtedness by Buyer or any of its Affiliates on the Closing Date).”
(i)The definition of “Net Working Capital” is hereby amended by adding the following as a new last sentence:
“Notwithstanding the foregoing or anything else contained in this Agreement, the calculations of Net Working Capital, Estimated Net Working Capital and Closing Net Working Capital shall be prepared excluding any actions taken by Buyer or any of its Affiliates at or following the Closing and prior to the Effective Time (including any payoff of any liabilities by Buyer or any of its Affiliates on the Closing Date).”
(j)The definition of “Seller Transaction Expenses” is hereby amended by adding the following as a new last sentence:
“Notwithstanding the foregoing or anything else contained in this Agreement, the calculations of Seller Transaction Expenses, Estimated Seller Transaction Expenses and Closing Seller Transaction Expenses shall be prepared excluding any actions taken by Buyer or any of its Affiliates at or following the Closing and prior to the Effective Time (including any payoff of any Seller Transaction Expenses by Buyer or any of its Affiliates on the Closing Date).”
(k)Section 3(b) of the Accounting Principles is hereby amended and restated as follows:
“b. be prepared on the basis that the Business is a going concern, and shall exclude (i) the effect of any change of control and any change in assets or liabilities as a consequence of the consummation of the Transactions (except, in each case, with respect to the definitions of “Indebtedness” and “Seller Transaction Expenses”), (ii) the effect of any change of Law or GAAP thereof after the Closing (except as specified in clause (3)(d)), (iii) purchase accounting adjustments applied by the Buyer and (iv) the effects of any post-Closing reorganizations or the post-Closing actions or obligations of the Buyer (in each case, other than the Pre-Closing Reorganization (including any applicable deferred transfers pursuant to Sections 1.6 and 4.17 of the Agreement), which occurs as of immediately prior to the Closing);”
(l)Section 1.6(d) of the Purchase Agreement is hereby amended and restated as follows:
“(d) Consideration for the Deferred Vantive Local Businesses. No later than two (2) Business Days prior to the date of the payment of Cash Consideration (as defined in the applicable Business Transfer Agreement) or the Purchase Price (as defined in the applicable Share Transfer Agreement) that is required by applicable Law to be paid by Buyer or the applicable Vantive Group Entity in connection with a Local Closing, Seller shall transfer, or cause to be transferred, to Buyer or the applicable Vantive Group Entity by wire transfer of immediately available funds to the account designated in writing by Buyer an amount in U.S. Dollars equal to such Cash Consideration or such Purchase Price. On the date of the applicable Local Closing (or such later date agreed and provided for in the applicable Business Transfer Agreement or Share Transfer Agreement), Buyer or its designee shall pay to Seller or, where applicable, such Subsidiary or other designee of Seller such Cash Consideration or such Purchase Price converted into the foreign currency of Seller pursuant to Section 2.04 of the applicable Business Transfer Agreement or Section 2.2 of the applicable Share Transfer Agreement.”
(m)Appendix A.13 of the Seller Disclosure Letter is hereby amended and replaced in full with the revised version of Appendix A.13 that is attached hereto as Exhibit A.
(n)Seller shall be responsible for any Excess WHT Exposure as contemplated in Appendix A.13, as amended hereby.
“Excess WHT Exposure” means an amount equal to the excess of the Total Closing WHT Exposure over the Total Benchmark WHT Exposure.
“Total Benchmark WHT Exposure” means $5,900,000.
“Total Closing WHT Exposure” means the aggregate of the following for all jurisdictions in Group A as set forth in Appendix A.13: the Closing Cash for each jurisdiction in such group, as set forth in the column labelled “Closing Cash” of Appendix A.13, multiplied by the WHT Rate for such jurisdiction.
“WHT Rate” means, with respect to each jurisdiction in Group A set forth in Appendix A.13, the percentage set forth in column labelled “WHT Rate.”

(o)For the avoidance of doubt, Seller’s responsibility for such withholding taxes shall not be duplicative of any withholding taxes that were taken into account in the computation of the Intercompany Tax Amount pursuant to Appendix A.14 or any Taxes that are applicable to the transfer of any portion of Collections to be transferred to Seller or its designated Subsidiary pursuant to Section 4.20(g) of the Purchase Agreement.
(p)This Amendment clarifies that the term “Maximum Cash” shall be determined on an aggregate basis for the jurisdictions included in Group A as set forth in Appendix A.13, as amended hereby.
(q)The first sentence of Section 4.20(g) is hereby amended and restated as follows:
In furtherance of the foregoing Section 4.20(a), to the extent that any Vantive Group Entity holds any portion of the Collections in any jurisdiction included in Group A in Section A.13 of the Seller Disclosure Letter which portion constitutes Cash as of the Effective Time in excess of the applicable aggregate “Maximum Cash” for such Group, which amount shall be a fixed functional currency equivalent of such U.S. dollar excess amount calculated as of the Closing Date using the relevant exchange rate published in Bloomberg on the Business Day immediately prior to Closing Date, Buyer shall, subject to the following sentence of this Section 4.20(g), use reasonable best efforts to cause such portion of the Collections to be transferred to Seller or its designated Subsidiaries (which such transfer may involve needing to first distribute or otherwise transfer such Collections from the entity that holds it to a direct or indirect owner of such entity organized in another jurisdiction), in each case net of any Taxes or other reasonable and documented out-of-pocket costs and expenses incurred by Buyer or any of its Subsidiaries (including any Vantive Group Entity) as a result of or relating to any such transfer or distribution and transfer.
(r)Section 4.20(h) is hereby amended and restated as follows:
In furtherance of the foregoing Section 4.20(d) and Section 4.20(g), following the Closing, Buyer shall promptly provide (or cause to be provided) to Seller any information reasonably requested by Seller to facilitate Seller’s determination of (i) the amount of Collections in any jurisdiction in Section A.13 of the Seller Disclosure Letter which portion constitutes Cash as of the Effective Time in such jurisdiction in excess of the applicable “Maximum Cash” for such jurisdiction and (ii) the Excess Cash Jurisdictions, in each case, no later than ten (10) Business Days following the Closing Date.
Section 1.3Integration with Agreement. This Amendment is executed, and shall be considered, as an amendment to the Purchase Agreement and, as provided for in Section 8.1 (Amendment; Waiver) of the Purchase Agreement, shall form a part thereof, and the provisions of the Purchase Agreement, as amended by this Amendment, are hereby ratified and confirmed in all respects.
Section 1.4Miscellaneous. The provisions of Sections 8.1 (Amendment; Waiver), 8.3 (Counterparts), 8.4 (Governing Law), 8.5 (Notices), 8.6 (Entire Agreement), 8.9 (Interpretation; Construction) and 8.11 (Successors and Assigns) are incorporated in this Agreement by reference as if fully set forth herein, mutatis mutandis.
Section 1.5No Other Amendments. Except as specifically modified in this Amendment, all of the provisions of the Purchase Agreement remain unchanged and continue in full force and effect. Unless the context otherwise requires, after the date hereof, any reference to the Purchase Agreement shall mean the Purchase Agreement as amended hereby.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by persons duly empowered to bind the Parties to perform their respective obligations hereunder as of the first date written above.

BAXTER INTERNATIONAL INC.

By:	/S/ Joel Grade
Name: Joel Grade
Title: Executive Vice President,
Chief Financial Officer and Interim
Chief Accounting Officer

[Signature Page to the Amendment to Equity Purchase Agreement]

SPRUCE BIDCO I, INC.

By:	/S/ Robert Schmidt
Name: Robert Schmidt
Title: Authorized Signatory

SPRUCE BIDCO II, INC.

By:	/S/ Robert Schmidt
Name: Robert Schmidt
Title: Authorized Signatory

SPRUCE BIDCO I LIMITED

By:	/S/ William Cagney
Name: William Cagney
Title: Authorized Signatory

CP SPRUCE HOLDINGS, S.C.Sp
represented by its managing general partner
(associé commandité gérant),
CP VIII Spruce GP S.à r.l.

By:	/S/ William Cagney
Name: William Cagney
Title: Manager and
Authorized Signatory

By:	/S/ William Cagney
Name: William Cagney
Title: Manager and
Authorized Signatory
[Signature Page to the Amendment to Equity Purchase Agreement]